CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 48 to the Registration Statement (File No. 811-06511) on Form N-1A of Regions Morgan Keegan Select Funds of our report dated January 25, 2006 relating to the financial statements and financial highlights of Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund (formerly, Regions Morgan Keegan Select LEADER Growth & Income Fund), Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Treasury Money Market Fund, and Regions Morgan Keegan Select Money Market Fund (formerly, Regions Morgan Keegan Select LEADER Money Market Fund) which appear in the November 30, 2005 Annual Report to the Shareholders of Regions Morgan Keegan Select Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee

March 28, 2006